UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2008

RSC Holdings Inc.
RSC Holdings III, LLC
RSC Equipment Rental, Inc.
 (Exact name of registrant as specified in its charter)

Delaware Delaware Arizona	001-33485 333-144625-01 333-144625	22-1669012 41-2218971 86-0933835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6929 E. Greenway Parkway, Suite 200 Scottsdale, Arizona	85254
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 905-3300

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Stock Incentive Plan

On May 29, 2008, at the 2008 Annual Meeting of Stockholders of RSC Holdings Inc., our stockholders approved an amendment to our Amended and Restated Stock Incentive Plan, or the Stock Plan. In April 2008, our Board of Directors approved the amendment to the Stock Plan, subject to stockholder approval.

The amendment increased the number of shares of common stock authorized for issuance under the Stock Plan by an additional 3,600,000 shares. In addition, the amendment permits RSC Holdings Inc. to take an income tax deduction for certain compensation expenses under Section 162(m) of the Internal Revenue Code, which includes establishing performance criteria and providing limits on the number of shares of common stock available for grant thereunder in any single calendar year.

  A summary of the material terms of the Stock Plan is set forth in our definitive proxy statement for the 2008 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 18, 2008. The summary in the definitive proxy statement and the description of the amendment of the Stock Plan contained herein are qualified in their entirety by reference to the full text of the Stock Plan which is filed as Exhibit B to the definitive proxy statement.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit
Number	Description
10.1(1)	Amended and Restated Stock Incentive Plan.

(1)
Incorporated by reference from Exhibit B to RSC Holdings Inc.’s definitive proxy statement for the 2008 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RSC Holdings Inc.
RSC Holdings III, LLC
RSC Equipment Rental, Inc.

By:  /s/ Kevin J. Groman
Kevin J. Groman
Senior Vice President, General Counsel, and
Corporate Secretary

Dated: June 2, 2008

EXHIBIT INDEX

Exhibit
Number	Description
10.1(1)	Amended and Restated Stock Incentive Plan.

(1)
Incorporated by reference from Exhibit B to RSC Holdings Inc.’s definitive proxy statement for the 2008 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 18, 2008.

4